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                                                                Exhibit 5.1
                       [LETTERHEAD OF HALE AND DORR LLP]
                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 - fax 617-526-5000




                                                   May 20, 1999




The Yankee Candle Company, Inc.
102 Christian Lane
Whatley, MA  01093


         Re:   Registration Statement on Form S-1
               ----------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-76397) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of shares of Common Stock, $.01 par value per share, having an aggregate value of $200,000,000 (the "Shares"), of The Yankee Candle Company, Inc., a Massachusetts corporation (the "Company"), of which (i) Shares having an aggregate value of up to $200,000,000 will be issued and sold by the Company and
(ii) Shares having an aggregate value of up to $200,000,000 (including Shares issuable upon exercise of an over-allotment option granted to the Underwriters) will be sold by certain stockholders of the Company (the "Selling Stockholders").

         The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Stockholders and Morgan Stanley Dean Witter, Goldman, Sachs & Co. and Merrill Lynch & Co., as representatives of the several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

         We are acting as special counsel for the Company in connection with the sale by the Company and the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, an opinion of the Company's general counsel, the Articles of Organization and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.


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The Yankee Candle Company, Inc.
May 20, 1999
Page 2

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         Our opinion in clause (ii) below, insofar as it relates to the Selling Stockholders' shares being fully paid, is based solely on a certificate of the Treasurer of the Company.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

         Based upon and subject to the foregoing, we are of the opinion that:

         (i) upon the effectiveness of the Restated Articles of Organization of the Company (the form of which has been filed as Exhibit 3.1 to the Registration Statement) to be filed by the Company with the Massachusetts Secretary of State and to take effect prior to the closing of the sale of the Shares pursuant to the Registration Statement (the "Restated Articles"), the Shares to be issued and sold by the Company will have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable; and

         (ii) upon (A) the effectiveness of the Restated Articles, (B) the consummation, to take place prior to the closing of the sale of the Shares pursuant to the Registration Statement, of the share exchange transactions contemplated by the Agreement and Plan of Reorganization between the Company and Yankee Candle Holdings Corp. ("Holdings") and by the Share Exchange Agreement between the Company and Michael J. Kittredge (the forms of which have been filed as Exhibit 2.3 and Exhibit 2.4 to the Registration Statement) and (C) the consummation, to take place prior to the closing of the sale of the Shares pursuant to the Registration Statement, of the distribution of assets by Holdings and exchange of stock options pursuant to the Plan of Dissolution and Liquidation of Holdings (the form of which has been filed as Exhibit B to Exhibit 2.3 to the Registration Statement), and (D) the issuance of shares of Common Stock of the Company to certain Selling Stockholders in accordance with the terms of stock options held by such Selling Stockholders, the Shares to be sold by the Selling Stockholders will have been duly authorized and will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no

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The Yankee Candle Company, Inc.
May 20, 1999
Page 3



opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                             Very truly yours,

                                             /s/ Hale and Dorr LLP

                                             HALE AND DORR LLP